Exhibit d.7

SUBADVISORY AGREEMENT

THIS SUBADVISORY AGREEMENT is entered into as of the 30th day of August, 2002, as amended as of the 10th day of May, 2004 between Frontegra Asset Management, Inc. (“Adviser”) and IronBridge Capital Management, LLC (“Subadviser”).

W I T N E S S E T H

WHEREAS, Frontegra Funds, Inc., a Maryland corporation (the “Corporation”), is registered with the Securities and Exchange Commission (the “SEC”) as an open-end management investment company under the Investment Company Act of 1940, as amended (the “1940 Act”);

WHEREAS, pursuant to an Investment Advisory Agreement between the Corporation and the Adviser (the “Advisory Agreement”), the Corporation has retained Adviser to act as its investment adviser;

WHEREAS, the Advisory Agreement permits Adviser to delegate certain of its duties to a subadviser, subject to the requirements of the 1940 Act; and

WHEREAS, Adviser desires to retain Subadviser as subadviser with respect to the Corporation’s series named on an Exhibit to this Agreement (each, a “Fund”).

NOW, THEREFORE, Adviser and Subadviser mutually agree as follows:

1.

Appointment as Subadviser.  Adviser hereby retains Subadviser to act as subadviser for the Funds, subject to the supervision of Adviser and the Board of Directors of the Corporation and subject to the terms of this Agreement, and Subadviser agrees to accept such employment.

2.

Duties of Subadviser.

(a)

Investments.  Subject to the 1940 Act, the direction of Adviser, the Board of Directors of the Corporation and the investment policies and restrictions of each Fund as set forth in the Corporation’s current registration statement on Form N-1A, Subadviser is authorized and directed to purchase, hold, sell and monitor on a continuous basis investments for the accounts of the Funds (the “Investments”).  In providing these services, Subadviser will conduct a continual program of investment, evaluation and, if appropriate, sale and reinvestment of each Fund’s assets.  Adviser will provide Subadviser with reasonable assistance in connection with Subadviser’s activities under this Agreement, including without limitation, information concerning each Fund, its funds available for investment and general affairs of the Corporation.

(b)

Allocation of Brokerage.  Subject to the supervision of Adviser and the Board of Directors of the Corporation, Subadviser is authorized and directed to establish and maintain accounts on behalf of the Funds, place orders for the purchase and sale of Investments with or through such persons, brokers or dealers as Subadviser may elect, and negotiate commissions to be paid on such transactions.  In selecting brokers or dealers and placing orders, Subadviser will seek to obtain the most favorable combination of price and execution available (considering all factors it deems relevant, including price, size of transaction, nature of the market for the security, amount of commission, if any, timing, reputation of broker or dealer and other factors), except to the extent it may be permitted to pay higher brokerage commissions for brokerage and research services as provided below.

The Subadviser may cause each Fund to pay a broker that provides brokerage and research services to the Subadviser a commission in excess of the commission that another broker would have charged for effecting that transaction provided (i) the Subadviser determines in good faith that the commission is reasonable in relation to the value of the brokerage and research services provided by the executing broker in the terms of the particular transaction or in terms of the Subadviser’s overall responsibilities with respect to such Fund and the other accounts as to which the Subadviser exercises investment discretion, (ii) such commission is paid in compliance with all applicable state and federal laws, including Section 28(e) of the Securities Exchange Act of 1934, as amended, and in accordance with this Agreement, and (iii) in the opinion of the Subadviser, the total commissions paid by each Fund will be reasonable in relation to the benefits to such Fund over the long term.

To the extent not prohibited by applicable law, if Subadviser deems the purchase or sale of a security to be in the best interests of a Fund as well as other clients of Subadviser, it may aggregate the securities to be sold or purchased in order to obtain the most favorable price or lower brokerage commissions and efficient execution.  In such event, allocation of these securities and the expenses incurred in the transaction will be made by Subadviser in the manner it considers to be the most equitable and consistent with its fiduciary obligations to each Fund and its other clients.

(c)

Securities Transactions.  Subadviser and any of its affiliated persons will not purchase securities or other instruments from or sell securities or other instruments to any Fund; provided, however, Subadviser may purchase securities or other instruments from or sell securities or other instruments to a Fund if such transaction is permissible under applicable law or any exemptive regulatory order.

(d)

Books and Records.  Subadviser will maintain all books and records required to be maintained pursuant to the 1940 Act, including without limitation, a daily ledger of such assets and liabilities relating thereto and brokerage and other records of all securities transactions, and will furnish to Adviser in a timely manner all information relating to Subadviser’s services under this Agreement.  The Subadviser will also preserve such books and records for the periods prescribed in Rule 31a-2 under the 1940 Act.  All books and records remain the sole property of the Corporation and shall be immediately surrendered to the Corporation upon request, provided that Subadviser may retain a copy of the books and records.  Upon request during any business day, all books and records maintained under this Agreement immediately will be made available to the Corporation or Adviser.

(e)

Information Concerning Investments.  As Adviser or the Board of Directors of the Corporation may reasonably request, Subadviser will furnish reports on portfolio transactions and reports on Investments held in the portfolio in such detail as the requesting party may request.  As mutually agreed upon, Subadviser also will provide the Funds and Adviser periodic economic and investment analyses and reports or other investment services normally available to Subadviser’s other clients.  Upon reasonable advance notice, Subadviser will make its officers and employees available to meet with Adviser and the Corporation’s Board of Directors at the Corporation’s principal place of business or another mutually agreed location to review the Investments of the Funds.  Subadviser will inform the Corporation and Adviser of changes in investment strategy, tactics or key personnel.  Subadviser also will provide information or perform additional acts as are customarily performed by a subadviser or which are required for the Funds or Adviser to comply with their respective obligations under applicable law, including without limitation the Internal Revenue Code of 1986, the 1940 Act, the Investment Advisers Act of 1940, as amended (the “Advisers Act”), the Securities Act of 1933, as amended (the “1933 Act”), and any state securities law, rule or regulation.

(f)

Custody Arrangements.  Subadviser acknowledges receipt of a Custody Agreement for the Funds and, to the extent within its control, will comply with the requirements of the Custody Agreement.  On each business day, Subadviser will provide each Fund’s custodian with information relating to all transactions concerning the Fund’s assets as Adviser or the custodian requests.

(g)

Voting of Proxies.  Subadviser will vote all securities constituting a Fund in accordance with any policies adopted by the Board of Directors of the Corporation.

(h)

Agent.  Subject to any other written instructions of Adviser, the Corporation or the Funds, Subadviser is hereby appointed as Adviser’s, the Corporation’s and each Fund’s agent and attorney-in-fact for the limited purpose of executing account documentation, agreements, contracts and other documents as Subadviser is requested by brokers, dealers, counterparties and other persons in connection with its management of the Investments; provided, however, that any such documentation that the Subadviser shall execute shall comply with all laws, rules and regulations applicable to the business of the Adviser and the Corporation, including but not limited to the Advisers Act, the 1940 Act and the rules and regulations thereunder.  The Subadviser shall provide the Adviser and the Corporation with copies of any documents executed on behalf of the Adviser or the Corporation hereunder as soon as possible after the execution of any such documents.

(i)

Compliance with Applicable Law and Governing Documents.  With respect to all matters relating to its performance under this Agreement, Subadviser and its managing members, directors, officers, partners, employees and interested persons will act in accordance with all applicable law.  Subadviser will act in accordance with the Corporation’s governing instruments and regulatory filings, including the Corporation’s Articles of Incorporation, By-Laws, currently effective Registration Statement under the 1940 Act and the 1933 Act and Notice of Eligibility under Rule 4.5 of the Commodity Exchange Act (the “CEA”) (collectively, “Governing Instruments and Regulatory Filings”) and any instructions or directions of the Corporation, its Board of Directors or Adviser which whenever practicable the Adviser or the Corporation shall provide in writing.  Adviser will provide Subadviser with any amendments, supplements or other changes to the Governing Instruments and Regulatory Filings as soon as practicable after such materials become available, and upon receipt Subadviser will act in accordance with such amendments, supplements or other changes.

(j)

Corporation’s Name; Adviser’s Name.  Subadviser will have no rights relating to the Corporation’s name, a Fund’s name or in the name “Frontegra” as it is used in connection with investment products, services or otherwise, and Subadviser will make no use of such names without the express written consent of the Corporation, such Fund or Adviser, as the case may be; provided that notwithstanding anything in this Agreement, Subadviser shall be entitled to use a Fund’s name and the name “Frontegra” in Form ADV or any other document required to be filed with any governmental agency or self-regulatory organization.

(k)

Personal Securities Transactions.  Subadviser will observe and comply with Rule 17j-l under the 1940 Act.  Upon request during any business day, Subadviser immediately will make available to Adviser or each Fund any reports concerning such Fund required to be made by Subadviser pursuant to Rule 17j-1 under the 1940 Act.

(l)

Fair Valuation.  In accordance with procedures adopted by the Board of Directors of the Corporation, as amended from time to time, Subadviser is responsible for assisting in the fair valuation of all securities constituting a Fund and will use its reasonable efforts to arrange for the provision of a price from a party or parties independent of Subadviser for each security constituting part of a Fund for which the Fund or the Fund’s administrator is unable to obtain prices in the ordinary course of business from an automated pricing service.

(m)

Regulatory Filings.  Subadviser will provide a back-up certification to Adviser in a form reasonably satisfactory to each party relating to each annual and semi-annual report filed by the Corporation on Form N-CSR, and shall provide any necessary documentation and/or certification required by any other regulatory filing applicable to a Fund, including, without limitation, Form N-Q and Form N-PX.

3.

Services Exclusive.  Except as consented to by the Adviser in writing (which consent shall not be unreasonably withheld), during the term of this Agreement and for a period of one year thereafter, Subadviser (and its successors) and any person or entity controlled by Subadviser other than individual employees, will not act as investment adviser or subadviser or render investment advice to or sponsor, promote or distribute any investment company (or series thereof) or comparable entity registered under the 1940 Act that is in the same Lipper category as any Fund.

4.

Duties of Adviser.  Adviser will continue to be responsible for all services to be provided to the Funds pursuant to the Advisory Agreement, and shall oversee and review Subadviser’s performance under this Agreement.

5.

Independent Contractor.  Subadviser will be an independent contractor in performing its duties under this Agreement and unless otherwise expressly provided herein or otherwise authorized in writing, will have no authority to act for or represent the Corporation, the Funds or Adviser in any way or otherwise be deemed an agent of the Corporation, the Funds or Adviser.

6.

Compensation.  Adviser will pay Subadviser a fee (the “Subadvisory Fee”) for its services to each Fund an annual rate set forth on the Exhibit relating to such Fund.  The Subadvisory Fee shall be accrued each calendar day during the term of this Agreement and the sum of the daily fee accruals shall be paid monthly as soon as practicable following the last day of each month.

7.

Expenses.  The Subadviser shall bear all expenses incurred by it in connection with its services under this Agreement other than the cost of securities, commodities and other investments (including brokerage commissions and other transaction charges, if any) purchased by the Funds.  In addition, the Subadviser will, from time to time at its sole expense, employ such persons as it believes to be particularly fitted to assist it in the execution of its duties hereunder.  Except to the extent provided in Section 6 hereof, the Subadviser shall not be responsible for the Funds’ or the Adviser’s expenses.  Specifically, Subadviser will not be responsible for expenses of the Funds or the Adviser, including, but not limited to, the following:  (a) charges and expenses for determining a Fund’s net asset value and the maintenance of a Fund’s books and records and related overhead; (b) the charges and expenses of a Fund’s lawyers and auditors; (c) the charges and expenses of any custodian, transfer agent, plan agent, dividend disbursing agent and/or administrator appointed by the Funds; (d) brokers’ commissions, and issue and transfer taxes chargeable to the Funds in connection with securities transactions to which a Fund is a party; (e) insurance premiums, interest charges, dues and fees for membership in trade associations and all taxes and corporate fees payable by a Fund to federal, state or other government agencies; (f) fees and expenses required to be paid for registration with the SEC, or any fees and expenses required to be paid for the sale of Fund shares in any state; (g) expenses related to shareholders’ and directors’ meetings, and the preparation, printing and distribution of prospectuses, proxy statements, reports to shareholders and other Fund sales literature; (h) distribution fees payable pursuant to rule 12b-1 under the 1940 Act, if any; and (i) compensation payable to the Funds’ directors.

8.

Representations and Warranties of Subadviser.  Subadviser represents and warrants to Adviser, the Corporation, and the Funds as follows:

(a)

Subadviser is registered as an investment adviser under the Advisers Act;

(b)

Subadviser will not engage in any futures transactions or options thereon on behalf of the Fund prior to Subadviser filing a notice of exemption pursuant to Rule 4.14 under the CEA with the Commodity Futures Trading Commission (the “CFTC”) and the National Futures Association or becoming otherwise qualified to act as a commodity trading advisor under the CEA;

(c)

Subadviser is a limited liability company duly organized and validly existing under the laws of Illinois with the power to carry on its business as it is now being conducted;

(d)

The execution, delivery and performance by Subadviser of this Agreement are within its powers and have been duly authorized by all necessary action on the part of its members, and no action or filing with any governmental body, agency or official is required for the execution, delivery and performance of this Agreement, and the execution, delivery and performance by Subadviser of this Agreement do not contravene or constitute a default under any provision of applicable law, rule or regulation, Subadviser governing instruments or any agreement, judgment, injunction, order, decree or other instrument binding upon Subadviser;

(e)

This Agreement is a valid and binding agreement of Subadviser;

(f)

Subadviser has provided its current (and will provide all amendments thereto) Form ADV to Adviser, and each Form ADV provided to Adviser is and will be a true and complete copy of the form filed with the SEC and, to the best of Subadviser’s knowledge and belief, the information contained therein is accurate and complete in all material respects and does not omit to state any material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading; and

(g)

Subadviser has provided its Code of Ethics to Adviser along with the certification required by Rule 17j-1(c)(2)(ii) under the 1940 Act.  In accordance with Rule 17j-1, the Subadviser will submit any material changes to such Code of Ethics to the Corporation’s Board of Directors for approval no later than six months after adoption of the material changes.  During the term of this Agreement, Subadviser will annually certify to the Corporation’s Board of Directors that it has adopted procedures reasonably necessary to prevent access persons from violating the Code of Ethics, and will describe in a written report any issues arising under the Code regarding material violations of the Code and sanctions imposed in response thereto.

9.

Representations and Warranties of Adviser.  Adviser represents and warrants to Subadviser, as follows:

(a)

Adviser is registered as an investment adviser under the Advisers Act;

(b)

Adviser is a corporation duly organized and validly existing under the laws of Illinois with the power to carry on its business as it is now being conducted;

(c)

The execution, delivery and performance by Adviser of this Agreement are within its powers and have been duly authorized by all necessary action, and Adviser has caused to be taken all necessary action under the Advisory Agreement and the 1940 Act to authorize the retention of Subadviser under this Agreement, and no action or filing with any governmental body, agency or official is required for the execution, delivery and performance of this Agreement;

(d)

This Agreement is a valid and binding agreement of Adviser and the Corporation on behalf of each Fund; and

(e)

Adviser has provided to Subadviser the Corporation’s current Registration Statement on Form N-1A, and agrees to provide Subadviser with all supplements or amendments thereto and to advise Subadviser promptly in writing of any changes in a Fund’s investment policies or restrictions.

10.

Survival of Representations and Warranties.  All representations and warranties made by the parties pursuant to Sections 8 and 9 will survive for the duration of this Agreement, and the parties will immediately notify Adviser and the Corporation in writing upon becoming aware that any of the foregoing representations and warranties are no longer true.  In addition, the parties will deliver to Adviser and the Funds copies of any material amendments, supplements or updates to any of the information provided to Adviser within 15 days after becoming available.

11.

Liability and Indemnification.

(a)  Liability.  In the absence of willful misfeasance, bad faith, negligence, or reckless disregard on the part of the Subadviser of its duties or obligations under this Agreement, the Subadviser shall not be subject to any liability for errors of judgment, mistake of law or for any loss suffered by the Adviser, the Corporation, a Fund, or its shareholders in connection with matters to which this Agreement relates.  In the absence of willful misfeasance, bad faith, negligence, or reckless disregard on the part of the Adviser of its duties or obligations under this Agreement, the Adviser shall not be subject to any liability to the Subadviser, for any act or omission in the course of, or in connection with, rendering services hereunder or for any losses that may be sustained in the purchase, holding or sale of Investments; provided, however, that nothing herein shall relieve the Adviser or the Subadviser from any of their respective obligations under applicable law, including without limitation, federal and state securities laws and the CEA.

(b)  Indemnification.  The Subadviser shall indemnify the Adviser and the Corporation, and their respective officers, directors and “controlling persons” (within the meaning of Section 2(a)(9) of the 1940 Act), for any liability and expenses, including reasonable attorneys’ fees, which may be sustained as a result of the Subadviser’s willful misfeasance, bad faith, negligence, or reckless disregard of its duties or obligations hereunder or any violations of applicable law, including, without limitation, federal and state securities laws and the CEA.  The Adviser shall indemnify the Subadviser and its managing members, officers, directors, and “controlling persons” (within the meaning of Section 2(a)(9) of the 1940 Act) for any liability and expenses, including reasonable attorneys’ fees, which may be sustained as a result of the Adviser’s willful misfeasance, bad faith, negligence, or reckless disregard of its duties and obligations hereunder or any violations of applicable law, including, without limitation, federal and state securities laws and the CEA.  The Adviser will indemnify the Subadviser for liability expense as a result of the Adviser’s negligence.

12.

Duration and Termination.

(a)

Duration.  With respect to the Frontegra IronBridge Small Cap Fund, this Agreement shall be effective as of August 30, 2002, the date on which this Agreement was originally executed on behalf of such Fund.  With respect to any other Fund, this Agreement shall become effective upon the date of the execution of the Exhibit relating to such Fund.  This Agreement shall continue in effect with respect to a Fund for two years from its effective date and thereafter for successive periods of one year, subject to the provisions for termination and all of the other terms and conditions hereof if such continuation shall be specifically approved at least annually (i) by the vote of a majority of the Board of Directors of the Corporation, including a majority of the directors who are not parties to this Agreement or “interested persons” of any such party (as defined in the 1940 Act), cast in person at a meeting called for that purpose or (ii) by the vote of a majority of the outstanding voting securities (as that phrase is defined in Section 2(a)(42) of the 1940 Act) of each Fund.

(b)

Termination.  Notwithstanding anything to the contrary provided herein, this Agreement may be terminated at any time with respect to a Fund, without payment of any penalty:  (i) by the vote of a majority of the Board of Directors of the Corporation, by the vote of a majority of the outstanding voting securities of such Fund or by Adviser, in each case upon 60 days’ written notice; or (ii) by Subadviser upon 120 days’ written notice to Adviser, the Corporation, and such Fund.  This Agreement shall also terminate automatically in the event of its assignment (as defined in Section 2(a)(4) of the 1940 Act) or upon the termination of the Advisory Agreement.

13.

Amendment.  This Agreement may be amended with respect to a Fund by the mutual consent of the parties, provided that the terms of each such amendment shall be approved by (i) the affirmative vote of a majority of the Board of Directors of the Corporation cast in person at a meeting called for that purpose, including a majority of directors who are not “interested persons” of such Fund or the Adviser, and (ii) if necessary, by a vote of a majority of the outstanding voting securities of such Fund.  If such amendment is proposed in order to comply with the requirements of the SEC, state regulatory bodies or other governmental authorities, Adviser will notify Subadviser of the form of amendment which it deems necessary or advisable and the reasons therefor, and if Subadviser declines to assent to such amendment, the Adviser may terminate this Agreement forthwith.

14.

Confidentiality.  Subject to the duties of the Subadviser to comply with applicable laws, including any demand of any regulatory or taxing authority having jurisdiction or under compulsory process of law, the Subadviser shall, during the term of this Agreement and for a period of 5 years thereafter, treat as confidential all non-public information pertaining to the Funds and the actions of the Subadviser, the Adviser and the Corporation in respect thereof.  Information disclosed in voluntary and required reports to shareholders of the Corporation and to regulatory authorities or otherwise in the public domain other than by action of the Subadviser is deemed to be public information.

15.

Notice.  Any notice that is required to be given by the parties to each other under the terms of this Agreement shall be in writing, delivered or mailed postpaid to the other party, or transmitted by facsimile with acknowledgment of receipt, to the parties at their principal places of business, which may from time to time be changed by the parties by notice to the other party.

16.

Governing Law.  This Agreement is governed by and construed in accordance with the laws of the United States and the internal laws of the State of Illinois; provided, however, that nothing herein shall be construed in a manner that is inconsistent with the 1940 Act, the Advisers Act or the rules and regulations promulgated with respect to such respective Acts.

17.

Counterparts.  This Agreement may be executed in one or more counterparts, all of which shall together constitute one and the same instrument.

18.

Third Party Rights.  In addition to the parties hereto, this Agreement is intended to be for the benefit of the Corporation, which is intended to be a third-party beneficiary hereunder and may, as such, exercise such rights as if it were the Adviser.  With the exception of such parties, no other party shall have any rights hereunder.

19.

Severability.  If any provision of this Agreement is held or made invalid by a court decision or applicable law, the remainder of the Agreement shall not be affected adversely and shall remain in full force and effect.

20.

Miscellaneous.  Any question of interpretation of any term or provision of this Agreement having a counterpart in or otherwise derived from a term or provision of the 1940 Act shall be resolved by reference to such term or provision of the 1940 Act and to interpretations thereof.  Specifically, as used in this Agreement, “investment company,” “affiliated person,” “interested person,” “assignment,” “broker,” “dealer” and “affirmative vote of the majority of the Fund’s outstanding voting securities” shall all have such meaning as such terms have in the 1940 Act.  The term “investment adviser” shall have such meaning as such term has in the Advisers Act or the 1940 Act, as the case may be.  In addition, where the effect of a requirement of the 1940 Act reflected in any provision of this Agreement is relaxed by a rule, regulation or order of the SEC, such provision shall be deemed to incorporate the effect of such rule, regulation or order.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement on this 10th day of June, 2004.

FRONTEGRA ASSET MANAGEMENT, INC.

By:

/s/ William D. Forsyth III

Name:

William D. Forsyth III

Title:

Co-President

Attest:

/s/ Ellen Drought

IRONBRIDGE CAPITAL MANAGEMENT, LLC

By:

/s/ Christopher Faber

Name:

Christopher Faber

Title:

President

Attest:

/s/ John G. Davis

Exhibit A

Frontegra IronBridge Small Cap Fund

Subadvisory Fee

0.40 of 1% of the average daily net assets of the Fund when the Fund has net assets of $200,000,000 or less, not subject to any reductions.  When the Fund’s net assets exceed $200,000,000, the Subadvisory Fee shall be 50% of the net fee received by the Adviser from the Fund after giving effect to any contractual or voluntary expense cap borne by Adviser.

Executed as of this 10th day of June, 2004.

FRONTEGRA ASSET MANAGEMENT, INC.

By:

/s/ William D. Forsyth III

Name:

William D. Forsyth III

Title:

Co-President

IRONBRIDGE CAPITAL MANAGEMENT, LLC

By:

/s/ Christopher Faber

Name:

Christopher Faber

Title:

President

Exhibit B

Frontegra IronBridge SMID Fund

Subadvisory Fee

0.35 of 1% of the average daily net assets of the Fund when the Fund has net assets of $100,000,000 or less, not subject to any reductions.  When the Fund’s net assets exceed $100,000,000, the Subadvisory Fee shall be 50% of the net fee received by the Adviser from the Fund after giving effect to any contractual or voluntary expense cap borne by Adviser.

Executed as of this 10th day of June, 2004.

FRONTEGRA ASSET MANAGEMENT, INC.

By:

/s/ William D. Forsyth III

Name:

William D. Forsyth III

Title:

Co-President

IRONBRIDGE CAPITAL MANAGEMENT, LLC

By:

/s/ Christopher Faber

Name:

Christopher Faber

Title:

President